Exhibit 21

NOVAMED SUBSIDIARIES
1.	NovaMed Management of Kansas City, Inc., a Missouri corporation

2.	Blue Ridge NovaMed, Inc., a Missouri corporation

3.	NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company

4.	NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company

5.	NovaMed Management Services, LLC, a Delaware limited liability company

6.	NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company

7.	NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company

8.	NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

9.	NovaMed of Louisville, Inc., a Kentucky corporation

10.	Midwest Uncuts, Inc., an Iowa corporation

11.	NovaMed Eyecare Research, Inc., a Delaware corporation

12.	NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

13.	NMGK, Inc., an Illinois corporation

14.	NMLO, Inc., a Kansas corporation

15.	NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company

16.	Patient Education Concepts, Inc., a Delaware corporation

17.	NMI, Inc., a Georgia corporation

18.	NovaMed Acquisition Company, Inc., a Delaware corporation

19.	NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company

20.	NovaMed Surgery Center of Richmond, LLC, a Delaware limited liability company

21.	NovaMed Surgery Center of River Forest, LLC, a Delaware limited liability company

22.	NovaMed Surgery Center of Colorado Springs, LLC, a Delaware limited liability company

23.	NovaMed of Texas, Inc., a Delaware corporation

24.	NovaMed Surgery Center of Tyler, L.P., a Delaware limited partnership

25.	NovaMed Alliance, Inc., a Delaware corporation

26.	NovaMed Surgery Center of Merrillville, LLC, a Delaware limited liability company

27.	NovaMed Surgery Center of Chicago - Northshore, LLC, a Delaware limited liability company

28.	NovaMed Surgery Center of Columbus, LLC, a Delaware limited liability company

29.	Blue Ridge Surgical Center, LLC, a Delaware limited liability company

30.	NovaMed Surgery Center of Chattanooga, LLC, a Delaware limited liability company

31.	NovaMed Surgery Center of Nashua, LLC, a Delaware limited liability company

32.	NovaMed Surgery Center of Bedford, LLC, a Delaware limited liability company

33.	NovaMed Surgery Center of Altamonte Springs, LLC, a Delaware limited liability company

34.	NovaMed Surgery Center of Oak Lawn, LLC, a Delaware limited liability company

35.	NovaMed Surgery Center of Palm Beach, LLC, a Delaware limited liability company

36.	NovaMed Surgery Center of Fort Lauderdale, LLC, a Delaware limited liability company

37.	NovaMed Surgery Center of Madison, Limited Partnership, a Wisconsin limited partnership

38.	NovaMed of Wisconsin, Inc., a Delaware corporation

39.	NovaMed Pain Management Center of New Albany, LLC, a Delaware limited liability company

40.	The Cataract Specialty Surgical Center, L.L.C., a Michigan limited liability company

41.	NovaMed Surgery Center of Denver, LLC, a Delaware limited liability company

42.	NovaMed Surgery Center of Whittier, LLC, a Delaware limited liability company

43.	Surgery Center of Fremont, LLC, a Delaware limited liability company

44.	NovaMed of Dallas, Inc., a Delaware corporation

45.	NovaMed Surgery Center of Dallas, LP, a Delaware limited partnership

46.	NovaMed of San Antonio, Inc., a Delaware corporation

47.	NovaMed Surgery Center of San Antonio, LP, a Delaware limited partnership

48.	NovaMed Surgery Center of Jonesboro, LLC, a Delaware limited liability company

49.	NovaMed Surgery Center of Laredo, LP, a Delaware limited partnership

50.	NovaMed of Laredo, Inc., a Delaware corporation